                                        LEASE


                                       between
                            WOLVERINE LEASING CORPORATION,
                                       Lessor,
                                         and
                            TRIQUINT SEMICONDUCTOR, INC.,
                                        Lessee
                                     May 17, 1996

                       Headquarters and Manufacturing Facility
                                  Dawson Creek Park
                                  Hillsboro, Oregon






This Lease has been executed in counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by United States National Bank of Oregon on the signature page hereof.

THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE FOR INCOME TAX PURPOSES. SEE SECTION 5.1 OF THE PARTICIPATION AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE.

ARTICLE I.....................................................................1

    1.1. DEFINITIONS; INTERPRETATION..........................................1

ARTICLE II....................................................................1

    2.1. Acceptance and Lease of Property.....................................1
    2.3. LEASE TERM...........................................................2
    2.4. TITLE................................................................2


ARTICLE III...................................................................2

    3.1. RENT.................................................................2
    3.2. PAYMENT OF BASIC RENT................................................3
    3.3. SUPPLEMENTAL RENT....................................................3
    3.4. METHOD OF PAYMENT....................................................4


3.5. OVERDUE SUMS.............................................................4

ARTICLE IV....................................................................4

    4.1. UTILITY CHARGES......................................................4

ARTICLE V.....................................................................4

    5.1. QUIET ENJOYMENT......................................................4

ARTICLE VI....................................................................5

    6.1. NET LEASE............................................................5
    6.2. NO TERMINATION OR ABATEMENT..........................................6


6.3. OBLIGATION TO PAY RENT NOTWITHSTANDING LEASE TERMINATION.................6

ARTICLE VII...................................................................7

    7.1 OWNERSHIP OF THE PROPERTY.............................................7

ARTICLE VIII..................................................................7

    8.1. CONDITION OF THE PROPERTY............................................7
    8.2. POSSESSION AND USE OF THE PROPERTY...................................8

ARTICLE IX....................................................................8

    9.1. COMPLIANCE WITH REQUIREMENTS OF LAW AND INSURANCE REQUIREMENTS.......8

ARTICLE X.....................................................................8

    10.1. MAINTENANCE AND REPAIR: RETURN......................................8

10.2. MAINTENANCE AND REPAIR REPORTS..........................................9

ARTICLE XI....................................................................9

    11.1. MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS.......................9

ARTICLE XII..................................................................10

    12.1. WARRANTY OF TITLE..................................................10
    12.2. GRANTS AND RELEASES OF EASEMENTS...................................11
    12.3. ACTIONS REQUIRED OF THE TITLE HOLDER...............................11
    12.4. FURTHER ACTIONS BY LESSEE..........................................12

ARTICLE XIII.................................................................12

    13.1. PERMITTED CONTESTS OTHER THAN IN RESPECT OF INDEMNITIES............12

ARTICLE XIV..................................................................12

    14.1. PUBLIC LIABILITY AND WORKERS' COMPENSATION INSURANCE...............12
    14.2. HAZARD AND OTHER INSURANCE.........................................13
    14.3. COVERAGE...........................................................13

ARTICLE XV...................................................................15

    15.1. CASUALTY AND CONDEMNATION..........................................15
    15.2. ENVIRONMENTAL MATTERS..............................................16
    15.3. NOTICE OF ENVIRONMENTAL MATTERS....................................19

ARTICLE XVI..................................................................19

    16.1. TERMINATION BY THE LESSEE UPON CERTAIN EVENTS......................19
    16.2. PROCEDURES.........................................................19
    16.3. TERMINATION BY THE LESSOR IN CERTAIN EVENTS........................20
    16.4. PURCHASE OF PROPERTY...............................................20

ARTICLE XVII.................................................................20

    17.1 LEASE EVENTS OF DEFAULT.............................................20
    17.2 REMEDIES............................................................23
    17.3. WAIVER OF CERTAIN RIGHTS...........................................29
    17.4. POWER OF SALE AND FORECLOSURE......................................29
    17.5. REMEDIES CUMULATIVE; RIGHTS OF BANK................................32

ARTICLE XVIII................................................................32

    18.1. THE LESSOR'S RIGHT TO CURE THE LESSEE'S LEASE DEFAULTS.............32

ARTICLE XIX..................................................................32

    19.1. PROVISIONS RELATING TO THE LESSEE'S TERMINATION OF THIS LEASE OR EXERCISE OF PURCHASE OPTION OR OBLIGATION AND CONVEYANCE UPON
          REMARKETING AND CONVEYANCE UPON CERTAIN OTHER EVENTS...............32

ARTICLE XX...................................................................33

    20.1. PURCHASE OPTION....................................................33
    20.2. EXPIRATION DATE PURCHASE OBLIGATION................................34
    20.3. ACCELERATION OF PURCHASE OBLIGATION................................34

ARTICLE XXI..................................................................35

    21.1. RENEWAL............................................................35

ARTICLE XXII.................................................................36

    22.1. OPTION TO REMARKET.................................................36
    22.2. CERTAIN OBLIGATIONS CONTINUE.......................................40
    22.3. SUPPORT OBLIGATIONS................................................40

ARTICLE XXIII................................................................40

    23.1. HOLDING OVER.......................................................40

ARTICLE XXIV.................................................................41

    24.1. RISK OF LOSS.......................................................41

ARTICLE XXV..................................................................41

    25.1. SUBLETTING AND ASSIGNMENT..........................................41

ARTICLE XXVI.................................................................42

    26.1. ESTOPPEL CERTIFICATES..............................................42

ARTICLE XXVII................................................................42

    27.1. RIGHT TO INSPECT...................................................42
    27.2. NO WAIVER..........................................................43

ARTICLE XXVIII...............................................................43

    28.1. ACCEPTANCE OF SURRENDER............................................43

ARTICLE XXIX.................................................................43

    29.1. NO MERGER OF TITLE.................................................43

ARTICLE XXX..................................................................43

    30.1. NOTICES............................................................43

ARTICLE XXXI.................................................................44

    31.1. MISCELLANEOUS......................................................44
    31.2. AMENDMENTS AND MODIFICATIONS.......................................44
    31.3. SUCCESSORS AND ASSIGNS.............................................44
    31.4. HEADINGS AND TABLE OF CONTENTS.....................................44
    31.5. COUNTERPARTS.......................................................44
    31.6. GOVERNING LAW......................................................44
    31.7. LIMITATIONS ON RECOURSE............................................44
    31.8. ORIGINAL LEASE.....................................................45
    31.9. USURY SAVINGS CLAUSE...............................................45

                                        LEASE


         THIS LEASE ("LEASE"), dated as of May 17, 1996, between WOLVERINE LEASING CORP., a Texas corporation, having its principal office at 6750 LBJ Freeway, Suite 1110, Dallas, Texas 75248 as the Lessor, and TRIQUINT SEMICONDUCTOR, INC., a California corporation, having its principal office at 3625A S.W. Murray Boulevard, Beaverton, Oregon 97005, as Lessee.


                                W I T N E S S E T H :

         A. WHEREAS, the Lessor is the owner of certain land together with any Improvements thereon;

         B. WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, such Property; and

         C. WHEREAS, with respect to such Property the Lessee, as Construction Agent, will construct certain Financed Improvements which as constructed will be the property of the Lessor and will become part of such Property subject to the terms of this Lease.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

         1.1. DEFINITIONS; INTERPRETATION. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in APPENDIX I ("APPENDIX I") to the Participation Agreement, dated of even date herewith, among Lessor, Lessee, United States National Bank of Oregon and Matisse Holding Company; and the rules of interpretation set forth in APPENDIX I shall apply to this Lease.


                                      ARTICLE II

         2.1. ACCEPTANCE AND LEASE OF PROPERTY. Effective as of the Closing Date, the Lessor, subject to the satisfaction or waiver of the conditions set forth in SECTION 6 OF THE PARTICIPATION AGREEMENT, hereby agrees to lease to the Lessee hereunder for the Term (as defined in SECTION 2.2 hereof), the Land Interest and the other Property together with any Financed Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, this Lease, or the Participation Agreement, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease commencing on such Closing Date from the Lessor for the Term, the Land Interest to be delivered on such Closing Date and the Property, and to lease in accordance with the terms set forth herein any Improvements now or hereafter thereon, including, without limitation, any Financed Improvements which are constructed thereon pursuant to the Construction Agency Agreement, this Lease or the Participation Agreement.

The Lessee shall, on the Closing Date, without further act, be deemed irrevocably to have accepted the Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and, as of the Closing Date, the Property (including the Improvements constructed or to be constructed thereon) shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease.

         2.2. LEASE TERM. The term of this Lease (the "TERM") shall begin on the Closing Date and shall end on the fifth anniversary of the Closing Date, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease.

         2.3. TITLE. The Property is leased to the Lessee without any representation or warranty of title, condition of the Improvements or permitted uses, express or implied, by the Lessor (except as expressly provided herein) and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor or Bank or Matisse for any defect in or exception to title to the Property, except for Lessor Liens in accordance with
SECTION 5.1 and as expressly provided herein. Subject only to Lessor's agreement in Article V, the Lessee expressly waives and releases the Lessor from any common law or statutory covenant of quiet enjoyment.


                                     ARTICLE III

          3.1. RENT. (a) During the Term, the Lessee shall pay Basic Rent on each Payment Date after the Commitment Period, on the date required under
SECTION 22.1(I) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Lease terminates. Prior to the expiration of the Commitment Period, Basic Rent shall be capitalized on each Payment Date through Rental Payment Advances made pursuant to the Participation Agreement and pursuant hereto. Such Rental Payment Advances shall increase the Property Costs and the Asset Termination Value as of such date.

          (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at the Bank or in such other manner as the Bank shall from time to time direct.

          (c) Neither the Lessee's inability or failure to take possession of all or any portion of the Property upon the Closing Date, nor the Lessor's inability or failure to deliver all or any portion of the Property to the Lessee on or before the Closing Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for the Property from and after commencement of the Term.

          (d) On each date which is two (2) Business Days prior to each Scheduled Payment Date during the Commitment Period, the Lessee shall be deemed to have requested a Lease Advance pursuant to SECTION 3.4 OF THE PARTICIPATION AGREEMENT constituting a Rental Payment Advance in an amount equal to the aggregate accrued but unpaid Basic Rent through such Scheduled Payment Date. The Funding Date with respect to any such Rental Payment Advance shall be the relevant Scheduled Payment Date (PROVIDED that such Rental Payment Advance shall be subject to satisfaction of the applicable conditions precedent set forth in SECTION 6 OF THE PARTICIPATION AGREEMENT).

          (e) Whenever it is calculated on the basis of the Alternate Base
Rate, Basic Rent shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, Basic Rent shall be calculated on the basis of a 360-day year for the actual days elapsed. Pursuant to the Participation Agreement, the Bank shall as soon as practicable notify the Lessee of each determination of a Eurodollar Rate. Bank shall notify Lessee prior to any Payment Date of the amount of Basic Rent payable on such Payment Date.

          (f) Each determination of the rate for the calculation of Basic Rent by the Bank pursuant to the Participation Agreement shall be conclusive and binding on the Lessee in the absence of manifest error.

         3.2. PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to the Lessor, so that this lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction (except taxes on Lessor's net income, gross receipts or the like), whether or not the Lessee's quiet possession of the Property is disturbed.

         3.3. SUPPLEMENTAL RENT. The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Supplemental Rent shall be due upon notice from the Lessor or other Person entitled thereto to the Lessee (other than Supplemental Rent due on the Expiration Date or other termination of this Lease, which shall automatically be due on such Expiration Date or termination, without notice). The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Requirements of Law, interest at the applicable Overdue Rate pursuant to SECTION 3.5 on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent representing a sum due Lessor hereunder not (i) paid when due or demanded by the Lessor with respect to Supplemental Rent due on the Expiration Date or other termination of this Lease, or (ii) within ten (10) days of the date when due or demanded by the Lessor for all other Supplemental Rent, in either case, for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent accrued prior to the later of the dates upon which (i) the Lease terminates, or
(ii) the Lessee surrenders possession and control of the Property to Lessor. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement between (or authorized by) the Lessee and a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.4. METHOD OF PAYMENT. Each payment of Rent shall be made by the Lessee to the Bank as the assignee of this Lease pursuant to the Assignment of Lease-Related Documents (unless and until Lessee is instructed to do otherwise pursuant to a written instruction from the Bank) prior to 12:00 noon, Portland, Oregon time, at the place of payment in immediately available funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day or as otherwise required by the definition of the term "Interest Period" set forth in APPENDIX 1 OF THE PARTICIPATION AGREEMENT. Payments received after 12:00 noon, Portland, Oregon time shall be deemed received on the next succeeding Business Day.
Lessee may designate in writing an account maintained with the Bank from which payments of Rent may be debited on the due date thereof. Such designation shall remain in effect until the Bank is notified in writing that the designation is cancelled.

         3.5. OVERDUE SUMS. If any Basic Rent shall not be paid within five (5) Business Days after the date due or any Supplemental Rent or any other sum due hereunder (including, without limitation, Asset Termination Value, the Purchase Option Price, or the Residual Value Guarantee Amount) shall not be paid when due (whether at the stated due date, by acceleration pursuant to SECTIONS 17.2(d) OR 20.3, or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.


                                      ARTICLE IV

         4.1. UTILITY CHARGES. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between the Lessor (or the successor to the Lessor as owner of the Property if the Property is sold to such successor on the date of such expiration or termination) and the Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof, except that if the Lessee retains possession of the Property after termination or expiration of this Lease, no such adjustment and proration shall be made.


                                      ARTICLE V

         5.1. QUIET ENJOYMENT. The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property; PROVIDED, HOWEVER, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Lease or the

Operative Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent, shall not result in any cost or expense to the Lessee and Lessor further covenants that any such contest shall be completed and such Lessor Lien discharged prior to the consummation of any purchase or sale of the Property pursuant to the terms of this Lease.


                                      ARTICLE VI

         6.1. NET LEASE. This Lease shall constitute a net lease. It is the express intent of Lessor and Lessee that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Supplemental Rent, and all other charges and sums payable by Lessee hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent (other than the defense of full payment), nor shall the obligations of the Lessee hereunder be affected by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property;
(v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, Matisse or the Bank; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, Matisse, the Bank, or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, Matisse, the Bank, or any other Person, or by any court, in any such proceeding;
(vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, any vendor, manufacturer, contractor of or for the Property, Matisse, or the Bank; (viii) any failure on the part of the Lessor, Matisse or the Bank to perform or comply with any of the terms of this Lease, of any other Operative Document or of any other agreement; (ix) any invalidity, unenforceability, illegality or disaffirmance, as against or by the Lessee, of any provision of this Lease or any of the other Operative Documents;
(x) the impossibility or illegality of performance by the Lessee, the Lessor, Matisse or the Bank, any one or more of them; (xi) any action by any Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; or (xiii) any other cause or circumstances, whether similar or dissimilar to the foregoing, and whether or not the Lessee shall have notice or knowledge of any of the foregoing, without limiting Lessee's rights under the last sentence of Section 6.3 below. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent both from any obligations of the Lessor hereunder and from the obligations of Lessor, Matisse and the Bank under any other

Operative Documents, and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         6.2. NO TERMINATION OR ABATEMENT. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, Matisse or the Bank, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor, Matisse or the Bank or by any court with respect to Lessor, Matisse or the Bank. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of payment) with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

         6.3. OBLIGATION TO PAY RENT NOTWITHSTANDING LEASE TERMINATION. Unless the Wolverine/Bank Loan and the Wolverine/Matisse Loan, plus all accrued but unpaid interest thereon, plus all the accrued but unpaid Basic Rent have been paid in full, if for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in SECTIONS 16.1, 20.1, 20.2 AND 22.1 of this Lease, Lessee shall, unless and to the extent prohibited by Requirements of Law, nonetheless pay to the Bank pursuant to SECTION 3.4 (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof or the application of any payment, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, Matisse, the Bank or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the Property or any other property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than by reason of Lessor's willful misconduct or gross negligence or breach of any of its obligations under any Operative Document which is the proximate cause of such damage. Without affecting Lessee's obligation to pay Rent, Lessee may seek damages and other relief for a breach of Lessor of its obligations under this Lease, subject to the provisions of SECTION
31.7 hereof.

                                     ARTICLE VII

         7.1 OWNERSHIP OF THE PROPERTY. SECTION 5.1 OF THE PARTICIPATION AGREEMENT is incorporated herein by this reference.


                                     ARTICLE VIII

         8.1. CONDITION OF THE PROPERTY. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE PROPERTY, THE LESSEE IS SOLELY RESPONSIBLE FOR THE PROPERTY AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY, AND UPON ANY TRANSFER OF THE PROPERTY TO LESSEE OR ANY OTHER PURCHASER PURSUANT HERETO, IT OR SUCH PURCHASER WILL BE ACQUIRING THE PROPERTY, "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, MATISSE OR THE BANK AND IN EACH CASE SUBJECT TO (A) THE THEN EXISTING STATE OF TITLE, (B) THE THEN RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT THEN SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE DATE OF SUCH ACQUISITION. NEITHER THE LESSOR, NOR MATISSE, NOR THE BANK HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) EXCEPT AS PROVIDED IN ARTICLE V ABOVE AND EXCEPT AS PROVIDED IN THE PARTICIPATION AGREEMENT, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (INCLUDING BUT NOT LIMITED TO ANY IMPLIED LIABILITY RELATING TO A COVENANT OF QUIET ENJOYMENT, WHICH THE LESSEE HEREBY EXPRESSLY WAIVES) EXCEPT AS SET FORTH IN ANY SPECIAL WARRANTY DEED DELIVERED BY LESSOR, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS (EXCEPT AS PROVIDED IN
ARTICLE V ABOVE AND EXCEPT AS PROVIDED IN THE PARTICIPATION AGREEMENT) OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR, NOR MATISSE, NOR THE BANK SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW. LESSEE AND ANYONE CLAIMING BY, THROUGH OR UNDER LESSEE, AND ANY PURCHASER ACQUIRING THE PROPERTY PURSUANT HERETO AND ANYONE CLAIMING BY, THROUGH OR UNDER ANY SUCH PERSON HEREBY FULLY AND IRREVOCABLY RELEASE LESSOR, MATISSE, THE BANK AND EACH OTHER PERSON (OTHER THAN LESSEE) PARTY TO THE OPERATIVE DOCUMENTS, AND EACH OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THEIR BEHALF, FROM

ANY AND ALL COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO THE PRESENCE, RELEASE OR DISCHARGE ON THE PROPERTY AT ANY TIME OF ANY HAZARDOUS SUBSTANCES OR ARISING FROM ANY HAZARDOUS ACTIVITY AT ANY TIME OR ANY ENVIRONMENTAL VIOLATION. THIS RELEASE INCLUDES CLAIMS OF WHICH LESSEE, ANY SUCH PURCHASER OR ANY OTHER SUCH PERSON CLAIMING BY, THROUGH OR UNDER LESSEE OR SUCH PURCHASER IS UNAWARE ON THE DATE HEREOF OR ON THE DATE OF SUCH ACQUISITION OR WHICH LESSEE, ANY SUCH PURCHASER OR ANY OTHER SUCH PERSON CLAIMING BY, THROUGH OR UNDER LESSEE OR SUCH PURCHASER DOES NOT SUSPECT ON THE DATE HEREOF OR ON THE DATE OF SUCH ACQUISITION TO EXIST WHICH, IF KNOWN BY IT, WOULD MATERIALLY AFFECT ITS RELEASE OF LESSOR AND THE OTHER PERSONS RELEASED HEREBY.

         8.2. POSSESSION AND USE OF THE PROPERTY. The Property shall only be used in a manner consistent with properties of a similar nature in the businesses in which the Lessee or permitted sublessees are engaged, in compliance with terms of this Lease and the other Operative Documents, and, without limiting Lessee's rights under ARTICLE XIII below, any covenants, conditions and restrictions of record and any Requirements of Law affecting the use and occupancy of the Property. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with Lessee's use of the Property. The Lessee shall not commit or permit any waste of the Property or any part thereof; provided, that waste shall not include ordinary wear and tear or damage by fire or other peril or Casualty or Condemnation.


                                      ARTICLE IX

         9.1. COMPLIANCE WITH REQUIREMENTS OF LAW AND INSURANCE REQUIREMENTS. Subject to the terms of ARTICLE XIII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Environmental
Laws) and Insurance Requirements relating to the Property, including the construction, use, operation, maintenance, repair and restoration thereof and the sale and/or remarketing thereof pursuant to ARTICLE XXII, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


                                      ARTICLE X

         10.1. MAINTENANCE AND REPAIR: RETURN. (a) Except for ordinary wear and tear, the Lessee, at its sole cost and expense, shall maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance

Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.

         (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease (except for Lease Advances required under the Participation Agreement upon compliance with the conditions set forth therein) or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

         (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to the Lessor in compliance with SECTIONS 9.1, 10.1(a), 11.1, 12.1, 15.1(e), 15.2 and 22.1 hereof and SECTION
13.2 OF THE PARTICIPATION AGREEMENT.

         (d) The Lessee warrants that it shall cause the Financed Improvements currently under construction or currently planned to be constructed on the Property to be designed and constructed in a workmanlike manner and substantially in accordance with the Plans and Specifications and all Requirements of Law, prior to the Outside Completion Date so that, prior to such date, such Financed Improvements will be Completed and fit for their intended purpose.

         10.2. MAINTENANCE AND REPAIR REPORTS. Lessee shall keep maintenance and repair reports in sufficient detail, and as customary for owners of similar commercial real estate, to indicate the nature and date of major work done. Such reports shall be kept on file by Lessee at its offices during the Term, and shall be made available to Lessor, Matisse and the Bank upon reasonable request.


                                      ARTICLE XI

         11.1.     MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS.  (a)    The
Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS") in addition to the Financed Improvements described in the Construction Agency Agreement; PROVIDED that: (i) no Modification shall impair in any material respect the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification;
(ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all Governmental Actions, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of ARTICLE XIII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens (other than Permitted Exceptions) arising with respect to the Modification; and (v) such Modifications shall comply with SECTIONS 8.2 and 10.1. All Modifications (other than those that both are not Modifications required to be made pursuant to a Requirement of Law or an Insurance Requirement ("REQUIRED MODIFICATION") and are readily removable without impairing the value, utility or remaining useful life of the Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in the Lessor. Subject to the proviso below, at all times prior to the time that Lessee no longer has the right to occupy the Property, Lessee shall have the right to remove any and all trade fixtures, machinerqy, equipment, inventory or other personal property belonging to the Lessee or third parties and placed upon the Property (and no such trade fixtures, machinery, equipment, inventory or other personal property shall constitute "Modifications"); PROVIDED, further, that the Lessee shall keep and maintain at the Property and shall not remove from the Property at any time any Fixtures or improvements or other property financed or otherwise paid for (directly or indirectly) through Lease Advances made for the account of the Lessor pursuant to the Participation Agreement or any Required Modifications thereof.

         (b) The Lessee shall deliver to the Lessor and the Bank a brief written narrative of the work to be done in connection with any Modification to the Property, the cost of which is anticipated to exceed $250,000 in the aggregate.


                                     ARTICLE XII

         12.1. WARRANTY OF TITLE. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of ARTICLE XIII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or the Pledged Collateral or with respect to any amounts held by the Bank pursuant to the Participation Agreement or the other Operative Documents, other than Permitted Exceptions and Lessor Liens.

         (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, NOR MATISSE NOR THE BANK IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR MATISSE OR BANK IN AND TO THE PROPERTY.
Lessee shall post notice of this provision on the Property and shall ensure that any and all posting requirements necessary to give effect to the provisions of this SECTION 12.1(B) under Oregon law have been met.

         12.2. GRANTS AND RELEASES OF EASEMENTS. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of ARTICLES VIII, IX, X and XI, the Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the construction of the Financed Improvements described in the Construction Agency Agreement or for use, repair, operation or maintenance of the Property as herein provided or as provided in the Participation Agreement; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the execution of amendments to any covenants and restrictions affecting the Property; (d) the Lessee's obtaining all necessary Governmental Actions necessary for completion of the construction of the improvements described in the Participation Agreement or the making of any Modifications; PROVIDED, that, (i) such grant, release, dedication, action or amendment does not violate the Operative Documents or materially impair the value, utility and remaining useful life of the Property, (ii) such grant, release, dedication, transfer, consent, action or amendment is reasonably necessary in connection with the use, operation, maintenance, alteration or improvement of the Property or the construction of the improvements described in the Construction Agency Agreement, (iii) no such grant, release, action, amendment or other instrument shall affect in any way Lessee's obligations under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, and (iv) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, action or amendment and all reasonable costs and expenses incurred by the Lessor, Matisse or the Bank in connection with any such grant, release, action or amendment. Lessee shall, upon the Bank's request (not more frequently than twice each year) deliver to the Bank and the Lessor an Officer's Certificate confirming that all of the conditions applicable to all such grants, releases, actions or amendments theretofore granted or entered into by Lessee, as set forth in this Section 12.2, have been satisifed. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm or complete any such grant, release, action or amendment to any Person permitted under this SECTION 12.2.

         12.3. ACTIONS REQUIRED OF THE TITLE HOLDER. So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall, at no cost or expense to Lessor, Matisse or the Bank, cooperate with Lessee in connection with actions contemplated in clauses (a) through (d) of SECTION 12.2 and in
ARTICLE XI above, including execution of documents and taking such other action required by the Permitted Exceptions or by Requirements of Laws; provided, that
(i) such actions shall be limited to actions that can only be taken by Lessor as the owner of the Property, as opposed to any action that can be taken by Lessee or any third party (and the payment of any monetary obligation shall not be an action required of Lessor under this subparagraph unless Lessor shall first have received funds from Lessee, in excess of any other amounts due from Lessee hereunder, sufficient to pay such monetary obligations), (ii) Lessee requests the action to be taken by Lessor (which request must be specific and in writing, if required by Lessor at the time the request is made), and (iii) the action to be taken will not constitute a violation of any Operative Documents or Requirements of Laws or subject Lessor,

Matisse or the Bank to any liability or defense other than those against which Lessee has agreed to indemnify them.

         12.4. FURTHER ACTIONS BY LESSEE. Subject to the other terms and conditions of this Lease, Lessee shall be entitled to perform obligations arising under and to exercise and enforce the rights of Lessee or the owner of the Property under the Development Contracts and other Permitted Exceptions in Lessee's own name and to the exclusion of Lessor during the Term without any notice to or consent of Lessor so long as no Lease Event of Default has occurred and is continuing and so long as Lessee does not thereby create any encumbrance or cloud on Lessor's title to the Property (other than a Permitted Exception); PROVIDED, that to the extent any such monetary damages may become payable as compensation for an adverse impact on the value of the Property, the rights of Lessor and Lessee hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property.


                                     ARTICLE XIII

         13.1. PERMITTED CONTESTS OTHER THAN IN RESPECT OF INDEMNITIES. Except to the extent otherwise provided for in SECTION 13.5(f) OF THE PARTICIPATION AGREEMENT, the Lessee, on its own or on the Lessor's behalf but at the Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Requirement of Law, or utility charges payable pursuant to SECTION 4.1 hereof or any Lien, attachment, levy, encumbrance or encroachment, and the Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property, the Lessor, Matisse and the Bank or the commencement and continuation of such proceedings shall not impair the collateral under the Operative Documents; (b) no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred unless Lessee shall have provided an adequate bond for such event; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on the Lessor, Matisse or the Bank for failure to comply therewith; and (d) there shall be no material risk that the application of such item, after any such contest, shall extend beyond the end of the Term unless Lessee shall have provided an adequate bond therefor. The Lessor, at the Lessee's sole cost and expense, shall execute and deliver to the Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by the Lessee, shall join as a party therein at the Lessee's sole cost and expense.


                                     ARTICLE XIV

         14.1.     PUBLIC LIABILITY AND WORKERS' COMPENSATION INSURANCE.
During the Term, the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by Persons who own or operate similar properties and consistent with prudent business practice or as otherwise specifically required by the Operative Documents. Such insurance shall be on terms and in amounts (which shall be reasonably acceptable to the Lessor) that are no less favorable than insurance maintained by the Lessee with respect to similar properties that it owns and that are in accordance with prudent business practice or as otherwise specifically required by the Operative Documents. The policy shall be endorsed to name the Lessor, Matisse and the Bank as additional insureds.
The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, Matisse or the Bank may have in force. The Lessee shall, in the construction of the Improvements and the operation of the Property (including in connection with any Modifications thereof) comply with the applicable workers' compensation laws and protect the Lessor, Matisse and the Bank against any liability under such laws.

         14.2. HAZARD AND OTHER INSURANCE. During the Term, the Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, flood, and other risks in an amount not less than the then current replacement cost of the buildings and improvements on the Property and on terms that are no less favorable than the insurance in place on the date hereof covering other similar properties of Lessee and that are in accordance with prudent business practice or as otherwise specifically required by the Operative Documents. During the construction of any Improvements or Modifications, the Lessee shall also maintain (or cause its general contractor to maintain) builders' risk insurance. Each policy of insurance maintained by the Lessee pursuant to this SECTION 14.2 shall provide that all insurance proceeds in respect of any loss or occurrence shall be paid to and adjusted solely by the Lessee, except from and after the date on which the insurer receives written notice from Lessor or the Bank that a Lease Event of Default exists (and unless and until such insurer receives written notice from Lessor or the Bank that all Lease Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Bank (or the Lessor if the Wolverine/Bank Loan and Matisse/Bank Loan have been fully paid) for application pursuant to ARTICLE XV hereof.

         14.3. COVERAGE. (a) The Lessee shall furnish the Lessor, Matisse and the Bank with certificates showing the insurance required under SECTIONS
14.1 and 14.2 to be in effect and naming the Lessor, Matisse and the Bank as additional insureds and, with respect to the insurance required under SECTION 14.2, loss payees, and showing the mortgagee endorsement required by SECTION 14.3(c). All such insurance shall be at the cost and expense of the Lessee.
Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to the Lessor, Matisse and the Bank in the event of cancellation of or any significant reduction in the coverage provided by such insurance.

         (b) The Lessee agrees that the insurance policy or policies required by SECTIONS 14.2(a) and 14.2(b) shall include a so-called "Waiver of Subrogation Clause". The Lessee hereby waives any and all such rights against the Lessor, Matisse and the Bank to the extent of payments made to any of them under such policies. The Lessor hereby waives all such rights against the Lessee to the extent of payments made to the Lessor under any of such policies.

         (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least 12 or be otherwise acceptable to the Bank. All insurance policies required by SECTION 14.2 shall include a standard form mortgagee endorsement in favor of the Bank and Matisse as their interests may appear.

         (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this ARTICLE XIV except that the Lessor may carry separate liability insurance so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this ARTICLE XIV to be subject to a coinsurance exception of any kind.

         (e) The Lessee shall pay as they become due all premiums for the insurance required by SECTION 14.1 and SECTION 14.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor, Matisse and the Bank certificates of insurance evidencing that all insurance required by this ARTICLE XIV is being maintained by the Lessee with respect to the Property and is in effect.

         (f) The Lessee hereby waives, releases and discharges the Lessor, Matisse and the Bank and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this ARTICLE XIV notwithstanding that such loss, claim, expense or damage may have been caused by the Lessor, Matisse or the Bank or any of their agents or employees, and, as among Lessee, the Lessor, Matisse and the Bank and their agents and employees, the Lessee agrees to look to the insurance coverage only in the event of such loss.

         (g) WARNING: UNLESS LESSEE PROVIDES LESSOR AND BANK WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE OPERATIVE DOCUMENTS, LESSOR OR BANK MAY PURCHASE INSURANCE AT LESSEE'S EXPENSE TO PROTECT LESSOR'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT LESSEE'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LESSOR OR BANK PURCHASES MAY NOT PAY ANY CLAIM LESSEE MAKES OR ANY CLAIM MADE AGAINST LESSEE. LESSEE MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT LESSEE HAS OBTAINED THE REQUIRED PROPERTY COVERAGE ELSEWHERE. LESSEE IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LESSOR OR BANK. THE COST OF THIS INSURANCE MAY BE ADDED TO LESSEE'S CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO LESSEE'S CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL

APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE LESSEE'S PRIOR COVERAGE LAPSED OR THE DATE LESSEE FAILED TO PROVIDE PROOF OF COVERAGE. THE COVERAGE LESSOR OR BANK PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE LESSEE CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.


                                      ARTICLE XV

         15.1. CASUALTY AND CONDEMNATION. (a) Subject to the provisions of this ARTICLE XV and ARTICLE XVI (in the event the Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Event of Default, the Lessee shall be entitled to receive (and the Lessor shall pay over to the Lessee, if received by the Lessor, and hereby irrevocably assigns to the Lessee all of the Lessor's right, title and interest in) any award, compensation or insurance proceeds to which the Lessee or the Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation; PROVIDED, HOWEVER, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Bank or, if received by the Lessee, shall be held in trust for the Bank, and shall be paid over by the Lessee to the Bank and held in accordance with the succeeding terms of this PARAGRAPH (A). If, contrary to such provision, while any Lease Event of Default is continuing, any such award, compensation or insurance proceeds are paid to the Lessor or the Lessee rather than to the Bank, the Lessor and the Lessee, as the case may be, hereby agree to transfer any such payment to the Bank. All amounts held by the Lessor or the Bank when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Bank or turned over to the Lessor or the Bank shall either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with PARAGRAPH (e) of this SECTION 15.1, or (ii) applied to the purchase price of the Property on the Termination Date, with any Excess Proceeds being payable to the Lessee. Amounts paid to the Bank on account of any such award, compensation or insurance proceeds shall be delivered by the Bank pursuant to the Investment Collateral Security Agreement, but such amounts so paid to the Bank shall not reduce in any event the amount of Pledged Collateral otherwise required to be maintained thereunder.

         (b) The Lessee may appear in any proceeding to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor, Matisse and the Bank shall participate in any such proceeding, action, negotiation, prosecution or adjustment including, but not limited to, taking all such actions and executing such documents consistent with the Operative Documents as Lessee shall reasonably request. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

         (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Bank promptly after the receipt of such notice.

         (d) In the event of a Casualty or receipt of notice of a Condemnation by the Lessee or the Lessor, the Lessee may deliver to the Lessor, Matisse and the Bank a Termination Notice with respect to the Property pursuant to SECTION
16.1. If the Lessee does not deliver a Termination Notice within ninety (90) days after such occurrence, then this Lease shall (subject to the terms and conditions thereof) remain in full force and effect, and the Lessee shall, at the Lessee's sole cost and expense, promptly and diligently restore the Property pursuant to PARAGRAPH (e) of this SECTION 15.1 and otherwise in accordance with this Lease. If the Lessee delivers a Termination Notice within ninety (90) days after such occurrence, a Significant Event shall irrevocably be deemed to have occurred with respect to the Property, and, in such event, the Lessee shall purchase the Property pursuant to ARTICLE XVI hereof.

         (e) If pursuant to this SECTION 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of SECTIONS 10.1 AND 11.1 using the as-built Plans and Specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In the event of such restoration, title to the restored Property shall remain with the Lessor.

         (f) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to SECTION 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to ARTICLES XIX AND XX, except in compliance with ARTICLE XVI.

         (g) Any Excess Proceeds received by the Lessor or the Bank in respect of a Casualty or Condemnation shall be turned over to the Lessee, provided that no Lease Event of Default or Lease Default has occurred and is continuing. Any Excess Proceeds which are not turned over to the Lessee due to the existence of a Lease Event of Default or a Lease Default shall be applied against the Lessee's obligations under the Lease.

         15.2.     ENVIRONMENTAL MATTERS.

         (a) Promptly upon the Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute a

Hazardous Condition, the Lessee shall notify the Lessor in writing of such condition. In the event of such Hazardous Condition, the Lessee shall, not later than thirty (30) days after the Lessee has actual knowledge of such Hazardous Condition, deliver to Lessor a written action plan identifying the general investigatory actions which Lessee, after consultation with reputable professionals, plans to undertake, in order to determine the appropriate measures for remediation of such Hazardous Condition. If such Hazardous Condition is a Significant Event, Lessee shall deliver to the Lessor and the Bank a Responsible Officer's Certificate and a Termination Notice with respect to the Property pursuant to SECTION 16.1, or, if such Hazardous Condition is not a Significant Event, at the Lessee's sole cost and expense, promptly and diligently commence and complete Response Actions necessary to investigate, remove, clean up or remediate the Hazardous Condition in accordance with the terms of SECTION 9.1. If the Lessee does not deliver a Termination Notice with respect to the Property pursuant to SECTION 16.1, the Lessee shall, upon completion of Response Actions by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor and the Bank a report describing the Hazardous Condition and the Response Actions taken by the Lessee (or its agents) for such Hazardous Condition, and a statement by the consultant that the Hazardous Condition has been remedied in compliance with applicable Environmental Law. Each such Hazardous Condition shall be remedied prior to the Expiration Date. Nothing in this ARTICLE XV shall reduce or limit the Lessee's obligations under SECTION 13 OF THE PARTICIPATION AGREEMENT.

         (b) ENVIRONMENTAL COVENANTS. During the Term, Lessee shall not cause or permit the Property to be in violation of, or do anything or permit anything to be done which will subject the Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property, and Lessee shall promptly notify Lessor in writing of any existing, pending or, to the knowledge of Lessee, threatened investigation or inquiry by any Governmental Authority in connection with any suspected violation of the Property under any Environmental Laws. During the Term, Lessee shall not conduct or permit Hazardous Activities, except Permitted Hazardous Substance Activities. During the Term, Lessee shall keep the Property free of all Hazardous Substances (other than Permitted Hazardous Substances) and will remove the same (or if removal is prohibited by law, will take whatever action is required by law) promptly upon Lessee's discovery at Lessee's sole expense. Lessee shall also diligently and without significant interruption prosecute the completion of any remediation plan referred to in clause (iii)(c) of the definition of "Significant Event." During the Term, in the event Lessee fails to comply with or perform any of the foregoing obligations concerning Hazardous Substance Activities and Hazardous Substances, Lessor may, in addition to any other remedies available to it, after notifying Lessee in writing in advance of the remediation efforts Lessor believes are needed, cause the Property to be freed from all Hazardous Substances as provided above (or if removal is prohibited by law, may take whatever action is required by law) and take such other action as is necessary to cause the foregoing obligations to be met, and the cost of the removal and any such other action shall be a demand obligation owing by Lessee to Lessor. For such removal and other action, Lessee grants to Lessor and Lessor's agents and employees access to the Property and the license to remove Hazardous Substances as provided above (or if removal is prohibited by law or otherwise deemed inadvisable by Lessor, to take whatever action is required by law or otherwise deemed advisable by Lessor) and take such other action as is necessary to cause the foregoing obligations to be met. During the Term, Lessee agrees to submit from time to time, if reasonably requested by Lessor, a certificate of an officer of Lessee, certifying that, except for Permitted Hazardous Substance Activities, the Property is not being used for, nor to Lessee's knowledge (except as may be described in the Environmental Report) has the Property been used in the past for, any Hazardous Activities. Lessor reserves the right to retain an independent professional consultant to review any report prepared by Lessee or to conduct Lessor's own investigation to confirm whether Hazardous Activities or the discharge of anything into groundwater or surface water has occurred, but Lessor's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) a Lease Event of Default shall have occurred and be continuing; (2) Lessor shall have retained the consultant to establish the condition of the Property just prior to any conveyance thereof or just prior to the expiration of this Lease; (3) Lessor shall have retained the consultant to satisfy any regulatory requirements applicable to Lessor or its Affiliates; or (4) Lessor shall have obtained the consultant because Lessor has been notified of a violation of Environmental Laws concerning the Property or Lessor otherwise reasonably believes that Lessee has not complied with this section. Subject to SECTION 27.1, Lessee grants to Lessor and to Lessor's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable advance written notice to enter upon the Property to inspect the Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or discharged into groundwater or surface water from, the Property. Lessee shall promptly reimburse Lessor for the cost of any such inspections and tests, but only when the inspections and tests are: (1) ordered by Lessor after a Lease Event of Default has incurred and is continuing; (2) ordered by Lessor to establish the condition of the Property just prior to any conveyance thereof or just prior to the expiration of this Lease; (3) ordered by Lessor to satisfy any regulatory requirements applicable to Lessor or its Affiliates; or (4) ordered because Lessor has been notified of a violation of Environmental Laws concerning the Property or Lessor otherwise reasonably believes that Lessee has not complied with this SECTION 15.2. During the Term, Lessee shall immediately advise Lessor of (i) Lessee's discovery of any event or circumstance which would render any of the representations contained in this Lease inaccurate in any material respect if made at the time of such discovery,
(ii) any remedial action taken by Lessee in response to any (A) Hazardous Substances other than Permitted Hazardous Substances on, under or about the Property or (B) any claim for damages resulting from Hazardous Substance Activities, and (iii) Lessee's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property (but without imposing upon Lessee any duty to investigate such other real property) which creates a material risk of causing the Property or any part thereof to be subject to significant ownership, occupancy, transferability or use restrictions under Environmental Laws or that could give rise to any claim for damages resulting from Hazardous Substance Activities. In such event, Lessee shall delivery to Lessor within thirty (30) days after Lessor's request, a preliminary written environmental plan setting forth a general description of the action that Lessee proposes to take with respect thereto to bring the Property into compliance with Environmental Laws, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Lessor may reasonably request. Lessee shall thereafter diligently and continuously pursue the remediation of the Property in strict compliance with all Environmental Laws and shall inform Lessor monthly as to the status of such remediation.

         15.3. NOTICE OF ENVIRONMENTAL MATTERS. Promptly, but in any event within thirty (30) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law, any Release, any Hazardous Activity or any Hazardous Condition on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all material written communications with any Governmental Authority or any other person relating to any Environmental Law, any Release, any Hazardous Activity or any Hazardous Condition in connection with the Property or any claim relating thereto other than in relation to Permitted Hazardous Substance Archives.


                                     ARTICLE XVI

         16.1.     TERMINATION BY THE LESSEE UPON CERTAIN EVENTS.  If either:
(i) the Lessee or the Lessor receives notice of a Condemnation, and the Lessee delivers to the Lessor a Responsible Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and the Lessee delivers to the Lessor a Responsible Officer's Certificate that such Casualty is a Significant Casualty; or (iii) a Hazardous Condition occurs or is discovered and the Lessee delivers to the Lessor a Responsible Officer's Certificate stating that, in the reasonable, good faith judgment of the Lessee, the same is a Significant Event, then, the Lessee shall, simultaneously with the delivery of the Responsible Officer's Certificate pursuant to the preceding CLAUSES (i), (ii) OR (iii), deliver a written notice in the form described in
SECTION 16.2(A) (a "TERMINATION NOTICE").

         16.2. PROCEDURES. (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the entire Property on a date that is no later than one hundred twenty (120) days after the occurrence of the applicable event described in CLAUSES (I), (II) OR (III) of SECTION 16.1 (the "TERMINATION DATE"), such termination to be effective upon the Lessee's payment of the Asset Termination Value and accrued Rents; and (ii) a binding and irrevocable agreement of the Lessee to pay the Asset Termination Value and accrued Rents and purchase the Property on the Termination Date.

         (b) On the Termination Date, the Lessee shall pay to the Bank in accordance with SECTION 3.4 the Asset Termination Value, plus all other amounts owing in respect of Rent for the Property theretofore accruing, and shall pay all Supplemental Rent then owing to the Persons entitled thereto. Upon receipt thereof, the Lessor shall convey the Lessor's interest in the Property to the Lessee (or the Lessee's designee) all in accordance with SECTION 19.1 and shall deliver to the Lessee, any Excess Proceeds if any, arising from the Casualty or Condemnation giving rise to the termination of this Lease with respect to the Property theretofore received by the Lessor.

         16.3. TERMINATION BY THE LESSOR IN CERTAIN EVENTS. If the Lessor reasonably determines that any change in, or change in the interpretation of, any Requirements of Law after the date hereof has or would result in Lessor being unable to continue to hold legal or beneficial title to all or any portion of the Property or, except as provided in SECTION 16.4 hereof, subject the Bank to onerous regulations or onerous liability on account thereof (to the extent not covered by Lessee's indemnification obligation under SECTION 13 OF THE PARTICIPATION AGREEMENT), the Lessor may elect to terminate this Lease by delivering a Termination Notice with respect to the Lease to Matisse, the Bank, and the Lessee, such termination to be effective on the termination date specified therein (which shall be no earlier than one hundred and eighty (180) days after the date such Termination Notice is given). In the event the Lessor exercises its termination option, the Lessee may exercise the Remarketing Option provided in SECTION 22.1 hereof by giving notice to the Lessor within thirty
(30) Business Days of receipt of the notice from the Lessor. If the Lessee does not exercise its Remarketing Option, the Lessee shall be obligated to purchase, or arrange for an Affiliate or other third party to purchase, the Property in accordance with SECTION 20.2 hereof on such specified termination date for the purchase price set forth therein.

         16.4. PURCHASE OF PROPERTY. Upon receipt of any notice pursuant to SECTION 15.2 OR 15.3, the Lessor, Matisse or the Bank, at the Lessee's expense, shall have the right to select an independent environmental consultant acceptable to the Lessee, which acceptance shall not be unreasonably withheld or delayed, to determine the estimated cost of conducting any clean-up or remediation required as a result of the Hazardous Condition disclosed in such notice. If any such Hazardous Condition is a Significant Event, the Lessor shall, at the direction of the Bank, by written notice require the Lessee to purchase, or arrange for an Affiliate or other third party to purchase, the Property by delivering a Termination Notice pursuant to SECTION 16.1 hereof and following the requirements of SECTION 16.2 hereof. Such Termination Notice delivered by the Lessor shall obligate the Lessee to pay the Asset Termination Value and Rents and purchase the Property on the Termination Date.


                                     ARTICLE XVII

         17.1 LEASE EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or shall arise by operation of law or pursuant to any Governmental Action) shall constitute a "LEASE EVENT OF DEFAULT":

         (a) the Lessee shall fail to make payment, in accordance with the terms hereof and the Consent to Assignment of (i) any Basic Rent (other than a payment of Basic Rent due on the Expiration Date or Termination
    Date) within five (5) Business Days after the same has become due and payable or (ii) Basic Rent, Supplemental Rent, Purchase Option Price, Asset Termination Value or Residual Value Guarantee Amount or other amounts due on the Expiration Date or the Termination Date, including, without limitation, amounts due pursuant to SECTIONS 16.2, 16.3, 16.4, 20.1, 20.2,
    20.3 OR 22.1, on the date the same has become due and payable;

         (b) the Lessee shall fail to make payment of any Supplemental Rent other than Supplemental Rent due on the Expiration Date or other termination of this Lease within thirty (30) days after written notice thereof or demand therefor;

         (c)  the Lessee shall fail to maintain insurance as required by
    ARTICLE XIV of this Lease;

         (d) a Financial Covenant Event of Default shall occur or Lessee shall fail to comply with the provisions of SECTIONS 10.1(a)(i), 10.1(a)(ii), 10.1(h), 10.1(i) OR 10.1(j) OF THE PARTICIPATION AGREEMENT;

         (e) The Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease, the Participation Agreement or any other Operative Document to which it is a party (other than those described in SECTION 17.1(a), (b), (c) OR (d) hereof), or any representation or warranty given by Lessee set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered by Lessee pursuant hereto or thereto shall be false or inaccurate in any material respect, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice thereof; PROVIDED, that if such failure to perform is not capable of being cured within such period but is capable of being cured within ninety (90) days after the occurrence of such default and the Lessee is proceeding diligently to cure such default, the Lessee may request an additional period (not to exceed ninety (90) days from the date of such default) to cure such default, which extended cure period shall be granted by the Lessor if the Bank in its sole discretion consents;

         (f) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

         (g) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the

    Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

         (h) If any of the following shall occur, and the aggregate liability of Lessee in respect thereof would exceed $1,000,000 in any single occurrence or $2,000,000 in the aggregate: (i) any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans;

         (i) One or more final non-appealable judgments, decrees or orders for the payment of money in excess of $1,000,000 in any single occurrence or $3,000,000 in the aggregate shall be rendered against Lessee or any Subsidiary of Lessee and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without Lessee's having obtained a written agreement delivered to Lessor (or after the expiration or termination of such agreement) of the Persons entitled to enforce such judgment, decrees or orders not to enforce the same pending negotiations with Lessee concerning the satisfaction or other discharge of the same and without the same having otherwise been satisfied or stayed;

         (j) the Lessee or any of its Subsidiaries: (i) shall default in the payment when due, whether at stated maturity or otherwise, of principal or interest in respect of Indebtedness in an amount in excess of $1,000,000 in any single occurrence or $3,000,000 in the aggregate; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness in an amount in excess of $1,000,000 in any single occurrence or $3,000,000 in the aggregate after any applicable cure period, if the effect of any such default, failure, event or condition described in clause (i) or (ii) is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded;

         (k) a Security Agreement Event of Default shall have occurred and be continuing;

         (l) if the Lessee shall not have exercised its Purchase Option pursuant to SECTION 20.1 hereof and the Lessee shall have validly exercised its Remarketing Option pursuant to SECTION 22.1 hereof, the Lessee shall have failed (A) to consummate a sale of the Property in the manner provided therein on or prior to the Expiration Date and to pay to the Bank (or such other Person as the Bank may direct) pursuant to such Section the Residual Value Guarantee Amount and the other amounts required thereby, or (B) to purchase the Lessor's interest in the Property on or prior to the Expiration Date as provided in SECTION 20.2 hereof and to pay to the Bank (or such other Person as the Bank may direct) the Asset Termination Value therefor on the Expiration Date as required thereby;

         (m) the occurrence of any Construction Agency Agreement Event of Default, or of any default or breach under the Guaranty, or of any other act, event or occurrence which is specifically described as a Lease Event of Default in any of the Operative Documents;

         (n) the Lessee shall have abandoned all or any material portion of the Property for a period of thirty (30) consecutive days after written notice thereof from Lessor, unless the Lessee continues to meet all of its obligations under this Lease and the other Operative Documents (including all obligations relating to maintenance of and security for the Property);

         (o) a Hazardous Condition shall occur that, in the reasonable opinion of the Lessor and the Bank, based on an Environmental Audit, constitutes a Significant Event and the Lessee shall not, within thirty (30) days after notice from Lessor, have delivered a Termination Notice with respect thereto pursuant to SECTION 16.1 hereof or, if so delivered, repurchase of the Property shall not have been consummated on the Termination Date pursuant to SECTION 16.2 hereof;

         (p) if the Lessor shall have required the Lessee to purchase or remarket the Property pursuant to SECTION 16.3 OR 16.4 hereof and the Property shall not have been purchased by the Lessee or a third party on the specified termination date or the Termination Date, as applicable, required thereby; or

         (q) if Lessee shall directly or indirectly contest in any manner in any court of competent jurisdiction the validity or enforceability of any Operative Document or the Lien granted by this Lease or the Wolverine/Matisse Deed of Trust; or

         (r) the occurrence of any material adverse change in Lessee's capital structure, ownership or consolidated assets, liabilities, results of operations, or financial condition from that in effect on the Closing Date.

         17.2 REMEDIES. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default hereunder and under the Operative Documents (including, without limitation, enforcement of the obligation of the Lessee to purchase the Property as set forth in SECTION 20.3), but subject in each case to Lessee's rights set forth in SECTION 11.1 to remove from the Property any and all trade fixtures, machines, equipment, inventory or other personal property belonging to the Lessee or third parties permitted under SECTION 11.1 to be removed therefrom:

         (a) The Lessor may, by notice to the Lessee, terminate this Lease as to all of the Property as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Property by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention, consented to in writing by the Bank, is given to the Lessee, (B) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (C) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing, executed by the Lessor and consented to in writing by the Bank;

         (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required hereby, and otherwise in accordance with all of the provisions hereof, as if the Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Requirements of Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, to the extent and in the manner permitted by Requirements of Law with respect to remedies for breach of a real estate lease, the Lessee shall be responsible for all costs and expenses incurred by the Lessor, Matisse and/or the Bank in connection with any reletting, including, without limitation, brokers' fees and all costs of any alterations or repairs made by the Lessor;

         (c) The Lessor may (i) sell all or any part of the Property at public or private sale (which private sale shall be conducted in a commercially reasonable manner), as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by CLAUSE (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Bank in accordance with Section 3.4, and the Lessee shall pay to the Bank in accordance with Section 3.4, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of
(1) the Asset Termination Value calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale, if any (that is, after deducting all costs and expenses incurred by the Lessor, Matisse, and the Bank incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) Unless the Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under PARAGRAPH (b), or (c) of this SECTION 17.2 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "TERMINATION DATE") not earlier than thirty (30) days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of ARTICLE XIX and SECTION 20.3;

         (e) The Lessor may exercise any other right or remedy that may be available to it under Requirements of Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

         (f) The Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease;

         (g) In addition to the other rights and remedies set forth herein, unless the Wolverine/Bank Loan and the Matisse/Bank Loan plus all accrued but unpaid interest thereon plus all then accrued but unpaid Basic Rent and Supplemental Rent have been paid in full, Lessor shall have the right to continue this Lease in effect and to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by Lessee and exercise all of Lessor's rights and remedies under this Lease, including, without limitation, the right to recover Basic Rent and Supplemental Rent from Lessee as it becomes due under this Lease, even though Lessee may have breached this Lease and abandoned the Property. Lessor may sue periodically to recover Basic Rent and Supplemental Rent from Lessee as it becomes due under this Lease, and no action for the recovery of the same shall bar a later action for Rent or Supplemental Rent attributable to any later period or from pursuing any other remedies available under this Lease or the Requirements of Law. Acts of maintenance or preservation, or efforts by Lessor or on Lessor's behalf to relet the Property, or the appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession of the Property; provided, however, that the foregoing enumeration shall not be construed as in any way limiting the actions Lessor may take without terminating Lessee's right to possession. In furtherance of the rights hereby granted to Lessor, and to the extent permitted by law, Lessee hereby appoints Lessor its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, to enter the Property upon a Lease Event of Default hereunder and remove therefrom all persons and property (with the right to store such property on the Property in a public warehouse or elsewhere at the cost and risk and for the account of Lessee) and to alter the Property in such manner as Lessor may deem necessary or advisable so as to put the Property in good order and to make the same rentable and from time to time sublet the Property or any part thereof for such term or terms whether or not extending beyond the then current term of this Lease (but such sublease may provide for a new and successive lease to commence immediately upon the termination of this Lease), at such rentals and upon such other terms as Lessor in its sole discretion may deem advisable, and with the right to make alterations and repairs to the Property; and Lessee agrees to pay to Lessor on demand all reasonable expenses incurred by Lessor in such subletting, and in altering, repairing and putting the Property in good order and condition, and in reletting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions. Lessor shall be Lessee's agent and representative on the Property in respect of all matters arising under or in connection with any such sublease made for Lessee by Lessor. Under each such sublease, Lessee shall retain the right to enter upon and use the Property, subject to the terms and conditions of such sublease and the rights of the sublessee thereunder. Lessee further agrees to pay to Lessor, following the date of such subletting, to and including the date provided in this Lease for the expiration of the Lease Term, on the dates and terms otherwise set forth in this Lease, the sums of money which would have been payable by Lessee as Basic Rent and Supplemental Rent, deducting only the net amount of rent, if any, which Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of Lessor which in accordance with the terms of this Lease would have been borne by Lessee) in the meantime from and by any such subletting of the Property, and Lessee hereby agrees to remain liable for all sums otherwise payable by Lessee under this Lease, including, but not limited to, the expenses of Lessor aforesaid, as well as for any deficiency aforesaid. Lessor shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Lessee for the recovery of such deficiency, expenses or damages, including, without limitation, for a sum equal to any installments of Basic Rent or Supplemental Rent and other sums payable hereunder, and to recover the same upon the liability of Lessee herein provided, which liability it is expressly covenanted shall survive the commencement or determination of any action to secure possession of the Property. Nothing herein contained shall be deemed to require Lessor to wait to begin such action or other legal proceedings until the date when this Lease would have expired by limitation had there been no such Lease Event of Default. Notwithstanding any such subletting without termination, pursuant to the terms hereof, Lessor shall retain the right to and may at any time thereafter elect to terminate this Lease or Lessee's right to possession of the Property for any previous breach which remains uncured or for any subsequent breach by giving Lessee written notice thereof as herein provided, and in such event Lessee shall forfeit any rights or interest under any such sublease and thereafter the obligations of any such sublessee shall run directly to Lessor for its own account. Upon application by Lessor, a receiver may be appointed to take possession of the Property, exercise all rights granted to Lessor as agent and attorney-in-fact for Lessee set forth in this SECTION 17.2(g) and apply any rentals collected from the Property as hereinabove provided. No taking of possession of the Property or other act by Lessor as the agent and attorney-in-fact for Lessee pursuant to the foregoing provisions, nor any subletting by Lessor for Lessee pursuant to the foregoing provisions, nor any such appointment of a receiver shall constitute or be construed as an election by Lessor to terminate this Lease or Lessee's right to possession of the Property unless a written notice of such intention be given to Lessee.

         (h)  In the event of any termination of the Lease Term pursuant to
SECTION 17.2(a) or as permitted by law, Lessee shall quit and surrender the Property to Lessor, and Lessor may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Lessee nor any Person claiming through or under Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Property but shall forthwith quit and surrender the Property, and Lessor shall, notwithstanding any other provision of this Lease, be entitled to recover from Lessee the aggregate of all amounts Lessor is permitted to recover from Lessee, including:

              (i) the worth at the time of award, as computed below, of the unpaid Rent (including, without limitation, Basic Rent and Supplemental
    Rent) which had been earned at the time of termination of this Lease;

              (ii) the worth at the time of award of the amount by which the unpaid Rent (including, without limitation, Basic Rent and Supplemental
    Rent) which would have been earned after the time of termination of this Lease until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

              (iii) the worth at the time of award of the amount by which the unpaid Rent (including, without limitation, Basic Rent and Supplemental
    Rent) for the balance of the term after the time of award, based on the assumption that the rate used in calculating Rent over the remainder of the Lease equals the rate then being used, exceeds the amount of such rental loss for said balance of the term that Lessee proves could be reasonably avoided; and

              (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease including without limitation any loss or damage arising out of the failure of Lessor to receive the benefit of the performance by Lessee of any obligation to purchase the Property under the provisions of this Lease. Lessee acknowledges and agrees that, in reliance upon this Lease and Lessee's covenants and agreements hereunder and the creditworthiness and financial condition of Lessee, Lessor has entered into the transactions described in the Participation Agreement to finance the costs of purchasing the Land Interest and constructing the Financed Improvements and, in connection with such financing transactions, Lessor has incurred and will continue to incur indebtedness and liabilities under and pursuant to the Participation Agreement and the other Operative Documents. Lessee acknowledges and agrees that a Lease Event of Default will cause Lessor substantial damage and detriment due to its obligations and liabilities under the Participation Agreement and the other Operative Documents, including, without limitation, the failure of Lessor to be fully compensated for the Lease Advances made to Lessee. Accordingly, in order to compensate Lessor for all detriment proximately caused by Lessee's failure to-perform its obligations under this Lease, Lessor shall be permitted to recover from Lessee, without duplication, all other amounts necessary for Lessor to be fully compensated for all of the Lease Advances made to the Lessee.

         The "worth at the time of award" of the amounts referred to in the foregoing SUBSECTIONS 17.2(h)(i) AND (ii) shall be computed by allowing interest at the Overdue Rate (or at the highest rate permitted by Requirements of Law, whichever is less) on each rental installment from the date the same was due hereunder to the time of award. The "worth at the time of award" of the amount referred to in the foregoing SUBPARAGRAPH (iii) shall be computed by discounting such amount at the then prime rate of Bank. As used herein, the term "time of award" shall mean either (A) the date upon which Lessee pays to Lessor the amount recoverable by Lessor as hereinabove set forth or (B) the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. If the time of award is determined under clause (B), above, then the amount recoverable by Lessor hereunder shall bear interest from the time of award until paid at the Overdue Rate (or at the highest rate permitted by Requirements of Law, whichever is less). Nothing herein contained shall limit or prejudice the right of Lessor, and Lessor is hereby expressly granted the right, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the amounts referred to above. The remedy provided for in this SECTION 17.2(h) shall not be applicable if the Wolverine/Bank Loan and the Matisse/Bank Loan plus all accrued but unpaid interest thereon plus all then accrued but unpaid Basic Rent and Supplemental Rent have been paid in full.

         (i) Lessor shall have the right to obtain appointment of a receiver by any court of competent jurisdiction without further notice to Lessee, which receiver shall be authorized and empowered to enter upon and take possession of the Property, including all personal property used upon or in connection with the real property herein conveyed, to let the Property, to receive all the rents, issues and profits, if any, which may be due or become due in respect to the leasing of the Property to another party, and apply such rents, issues and profits, after payment of all necessary charges and expenses to reduction of the Obligations in such order, proportion and priority as Lessor may elect. At the option of Lessor, the receiver shall accomplish entry and taking possession of the Property by actual entry and possession or by notice to Lessee. The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver's certificates for funds advanced by Lessor for the purpose of protecting the value of the Property as security for the Obligations. The amounts evidenced by receiver's certificates shall bear interest at the Overdue Rate and may be added to the Obligations if Lessee or a junior lienholder purchases the Property at the trustee's sale.

         (j) Lessor may exercise all other rights and remedies available against Lessee under the Operative Documents or under applicable law, including, without limitation, all rights and remedies under the other Lease-Related Documents.

         17.3. WAIVER OF CERTAIN RIGHTS. If this Lease shall be terminated pursuant to SECTION 17.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this ARTICLE XVII.

         17.4. POWER OF SALE AND FORECLOSURE. Subject to ARTICLE XXII below, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, and subject to the availability of such remedy under Requirements of Law, then the Lessor and the Lessee agree that the Lessee hereby mortgages to Lessor and grants to Lessor a Lien against the Property WITH POWER OF SALE, for the purpose of securing all of Lessee's obligations hereunder and under the Operative Documents (including, without limitation, the payment of Basic Rent, Supplemental Rent and the Asset Termination Value) (collectively, the "Obligations") and that this Lease constitutes a fixture filing pursuant to the UCC with respect to any goods included within the Property which are now or hereafter become fixtures. Upon the occurrence of any Lease Event of Default, the Lessor shall have the power and authority, to the extent provided by law, to exercise the following rights and remedies:

         (a)  To declare the Obligations immediately due and payable;

         (b) With or without notice, and without releasing Lessee from any obligation hereunder, to cure any default of Lessee and, in connection therewith, to enter upon the Property and to perform such acts and things as Lessor deems necessary or desirable to inspect, investigate, assess and protect the Property, including, without limitation of any of its other rights: to appear in and defend any action or proceeding purporting to affect the Property or the rights or powers of Lessor hereunder; to pay, purchase, contest or compromise any encumbrance, charge, Lien or claim of Lien which, in the judgment of Lessor, is prior or superior hereto, the judgment of Lessor being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist Lessor;

         (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or a deed of trust or to obtain specific enforcement of the covenants of Lessee hereunder, and Lessee agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought hereunder, Lessee waives the defense of laches and any applicable statute of limitations;

         (d) Lessor or its employees, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of and contract to dispose of the Property or any part thereof; negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Lessor's judgment, to protect or enhance the security hereof; to incur obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Lessee's obligations hereunder and under the Operative Documents. All sums realized by Lessor under this SECTION 17.4(d), less all costs and expenses incurred by it under this SECTION 17.4(d), including attorneys, fees, and less such sums as Lessor deems appropriate as a reserve to meet future expenses under this SECTION 17.4(d), shall be applied on any obligations secured hereby in such order as Lessor shall determine. Neither application of said sums to said indebtedness nor any other action taken by Lessor under this SECTION 17.4(d) shall cure or waive any Lease Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Lessor, or any employee or agent of Lessor, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or
(iii) the filing of a notice of default; or

         (e) To execute a written notice of such Lease Event of Default and of its election to cause the Property to be sold to satisfy the Obligations secured hereby, Lessor shall give and record such notice as the law then requires as a condition precedent to the exercise of the power of sale. As further security for its obligations hereunder, Lessee hereby grants to Transnation Title Insurance Company, as trustee (together with all successor trustees, the "TRUSTEE"), for the benefit of the Lessor and its successors and assigns, as beneficiary, IN TRUST, WITH POWER OF SALE, all of Lessee's right, title and interest in and to the Property, and, upon the occurrence of a Lease Event of Default, as an alternative to exercising the power of sale granted herein to Lessor, Lessor shall have the power and authority to cause Trustee to sell the Property by notifying Trustee of that election and depositing with Trustee this instrument and receipts and evidence of expenditures made and secured hereby as Trustee may reasonably require, whereupon the Trustee shall give and record such notice as the law then requires as a condition precedent to the exercise of a power of sale. THE POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; THE POWER OF SALE MAY ALLOW LESSOR TO CAUSE THE PROPERTY TO BE SOLD WITHOUT A JUDICIAL HEARING. With the prior written consent of the Bank, Lessor may, from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder in accordance with any statutory procedure for such substitution.

              When the minimum period of time required by law after such notice has elapsed, Lessor (or at Lessor's election or if otherwise required by applicable law, the Trustee), without notice to or demand upon Lessee except as otherwise required by law, shall sell the

Property at the time and place of sale fixed by it in the notice of sale and in such order as Lessor (or at Lessor's election or if otherwise required by applicable law, the Trustee) may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Lessor may credit bid the Obligations hereby secured against the price payable at such sale. If the Property consists of several lots, parcels, or items of property, Lessor may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Lessor deems in its best interest. Lessee shall have no right to direct the order in which the Property is sold. Lessor may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Lessor (or at Lessor's election or if otherwise required by applicable law, the Trustee) shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Lessor or Lessee may purchase at such sale.

              In connection with any sale or sales hereunder, Lessor may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Land or any Improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with Requirements of Law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the UCC.

              After deducting all costs, fees and expenses of Lessor and of this trust, including all costs of evidence of title and attorneys' fees in connection with sale, Lessor shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid; the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto;

         (g) To resort to and realize upon the Property and any other security now or hereafter held by Lessor in such order and manner as Lessor may, in its sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

         (h)  All costs and expenses incurred by Lessor pursuant to SECTION
17.4 (including without limitation court costs, consultants' fees and reasonable attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall be added to the Obligations and shall bear interest at the loan rate until demand for reimbursement, then at the Overdue Rate, from the date of expenditure until said sums have been paid. Lessor shall be entitled to bid, at the sale of the Property held pursuant to SUBSECTION 17.4(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash.

         (i) Lessee and any Person claiming through Lessee hereby waives any right to require that any security given hereunder or under any other Operative Document securing the Obligations be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any Obligation or to require Lessor or any other Person to pursue its remedies against any such assets.

         17.5. REMEDIES CUMULATIVE; RIGHTS OF BANK. The remedies here provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies. Lessor and Lessee acknowledge that the rights and remedies of Lessor under this ARTICLE XVII have been assigned to and are exercisable exclusively by or at the direction of the Bank pursuant to the Assignment of Lease-Related Documents.


                                    ARTICLE XVIII

         18.1. THE LESSOR'S RIGHT TO CURE THE LESSEE'S LEASE DEFAULTS. The Lessor, without waiving or releasing any obligation, Lease Default or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Default or Lease Event of Default (other than those described in SECTIONS 17.1(d), (f), (g), (h), (i) AND (j)) for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by ARTICLE XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor on demand, as Supplemental Rent.


                                     ARTICLE XIX

         19.1. PROVISIONS RELATING TO THE LESSEE'S TERMINATION OF THIS LEASE OR EXERCISE OF PURCHASE OPTION OR OBLIGATION AND CONVEYANCE UPON REMARKETING AND CONVEYANCE UPON CERTAIN OTHER EVENTS.

         (a) In connection with any termination of this Lease pursuant to the terms of ARTICLE XVI (if the Lessee is obligated to purchase the Property), or in connection with the Lessee's exercise of its Purchase Option or Expiration Date Purchase Obligation, upon the date on which this Lease is to terminate or upon the Expiration Date, the Lessee shall pay to the Bank in accordance with
SECTION 3.4 the amounts set forth in SECTIONS 16.2(b), 20.1, 20.2 or 20.3, as applicable. Upon receipt of such sums, the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee), at the Lessee's cost and expense, a special warranty deed if by Lessor or a quitclaim deed if by Bank and an assignment of the Lessor's right, title and interest in the Property (which shall include a release, quitclaim and assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessee), subject to the Permitted Exceptions (exclusive of Lessor Liens) and any encumbrance caused by the act, omission, fault, neglect or intention of the Lessee, in recordable form and otherwise in conformity with local custom and free and clear of the Wolverine/Matisse Deed of Trust, the Assignment of Lease-Related Documents and any Lessor Liens attributable to the Lessor, "AS IS" and in its then present physical condition.

         (b) If the Lessee properly exercises the Remarketing Option, then the Lessee shall, on or prior to the Expiration Date, in accordance with ARTICLE XXII and at its own cost, transfer possession of the Property to the independent purchaser thereof, by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance with Requirements of Law, and the Lessor shall cause this Lease, the Wolverine/Matisse Deed of Trust, the Assignment of Lease-Related Documents and all Lessor Liens to be released. The Lessee shall cooperate reasonably with the Lessor and the independent purchaser of the Property in order to facilitate the purchase by such purchaser of the Property, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating solely to the Property, but not to any manufacturing, marketing, administrative or other process or product of Lessee or any subtenant, providing a current copy of the "as built" Plans and Specifications for the Property, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

         (c) Any statutory special warranty deed to be delivered by the Lessor hereunder shall convey the Property subject to any and all matters of record, except for Lessor Liens.

         (d) Any obligation to convey the Property hereunder is absolute and unconditional. Furthermore, the parties acknowledge and agree that any such obligation, including the obligation of the Lessor hereunder, to convey the Property may be enforced by the remedy of specific performance. Notwithstanding any other provision of the Operative Documents, including any provision requiring arbitration, the parties agree that a suit for specific performance of any such obligation may be filed in a court of competent jurisdiction and that such court may grant specific performance as a remedy.


                                      ARTICLE XX

         20.1. PURCHASE OPTION. Without limitation of the Lessee's purchase obligation pursuant to SECTIONS 20.2 or 20.3, the Lessee shall have the optionat any time prior to the completion of any foreclosure, eviction or other dispossessory remedy (which shall be exercisable by giving the Lessor irrevocable written notice (the "PURCHASE NOTICE") of the Lessee's election to exercise such option) to purchase, or to designate a third party to purchase, the Property on the date specified in such Purchase Notice, which date shall be a Payment Date. The purchase price shall be equal to the Asset Termination Value plus all other amounts owing in respect of Rent (including Supplemental
Rent) accruing through the date of purchase, together with any applicable interest at the Overdue Rate in accordance with SECTION 3.5 (the "PURCHASE OPTION PRICE"). Subject to the provisions of SECTIONS 3.7(a) AND
13.9 OF THE PARTICIPATION AGREEMENT, the Lessee shall deliver the Purchase Notice to the Lessor not less than thirty (30) days prior to the purchase date, which date may be extended on a one-time basis for up to an additional thirty
(30) days by a further Purchase Notice. If the Lessee exercises its option to purchase the Property pursuant to this SECTION 20.1 (the "PURCHASE OPTION"), the Lessee shall pay the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Document, in accordance with SECTION 19.1(a). Upon receipt of such sums, the Lessor shall transfer by special warranty deed if by Lessor or by quitclaim deed if by Bank to the Lessee or its designee all of the Lessor's right, title and interest in and to the Property in accordance with SECTION 19.1(a). The designation of a designee shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Asset Termination Value and Rents on such Expiration Date.


         20.2. EXPIRATION DATE PURCHASE OBLIGATION. Unless (a) the Lessee shall have properly exercised the Purchase Option pursuant to SECTION 20.1 and purchased the Property pursuant thereto, (b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions set forth in SECTION 22.1 hereof and the Lessor shall have sold its interest in the Property pursuant thereto, or (c) the Lessee shall have properly exercised the Renewal Option pursuant to SECTION 21.1 and the terms and conditions of a Renewal Term shall have been agreed upon pursuant to such Section, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of SECTION 19.1(a), the Lessee shall pay to the Bank in accordance with SECTION 3.4, on the Expiration Date of the Term (as such Term may be renewed pursuant to SECTION 21.1, an amount equal to the Asset Termination Value (plus all other amounts owing in respect of Rent (including Supplemental Rent) accruing through the date of purchase, together with any applicable interest at the Overdue Rate in accordance with SECTION 3.5). Upon receipt of such sums, the Lessor shall transfer by special warranty deed if by Lessor or by quitclaim deed if by Bank to the Lessee all of the Lessor's right, title and interest in the Property (subject to all existing Liens, other than the Wolverine/Matisse Deed of Trust, the Assignment of Lease-Related Documents and Lessor Liens) in accordance with SECTION 19.1(a). The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, HOWEVER, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor the Asset Termination Value and Rents on such Expiration Date.

         20.3. ACCELERATION OF PURCHASE OBLIGATION. (a) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value (plus all other amounts owing in respect of Rent (including Supplemental Rent) accruing through the date of purchase, together with any applicable interest at the Overdue Rate in accordance with SECTION 3.5) the Lessor's interest in the Property (notwithstanding any prior election to exercise its Purchase Option pursuant to SECTION 20.1) (i) automatically and without notice upon the occurrence of any Lease

Event of Default specified in CLAUSE (f) OR (g) OF SECTION 17.1, and (ii) as provided for at SECTION 17.2(d) upon the occurrence of any other Lease Event of Default.

         (b) Immediately upon written demand of the Lessor, the Lessee shall be obligated to purchase, for an amount equal to the Asset Termination Value (plus all other amounts owing in respect of Rent (including Supplemental Rent) accruing through the date of purchase, together with any applicable interest at the Overdue Rate in accordance with SECTION 3.5), the Lessor's interest in the Property, at any time during the Term when the Lessor's interest in the Property is threatened to be foreclosed due to an event arising out of a violation of the warranty of title contained in SECTION 12.1 hereof unless Lessee shall, prior to the completion of any such foreclosure, have diligently caused such violation to have been fully corrected and such threat eliminated.


                                     ARTICLE XXI

         21.1.     RENEWAL.

         (a) Subject to the conditions set forth herein, the Lessee shall have the option (the "RENEWAL OPTION") by written request (the "RENEWAL REQUEST") to the Lessor (with a copy to Matisse and the Bank), given not later than 180 days prior to the Expiration Date then in effect, to request a renewal of the Term for one five-year period commencing on the date following the Expiration Date then in effect. No later than the date (the "RENEWAL RESPONSE DATE") which is thirty (30) days after such request has been delivered to the Lessor (with a copy to the Bank), the Lessor will notify the Lessee in writing (with a copy to the Bank) whether or not it consents to such Renewal Request, PROVIDED that if the Lessor shall fail to notify the Lessee on or prior to the Renewal Response Date, it shall be deemed to have denied such Renewal Request. The renewal of the Term contemplated by any Renewal Request shall become effective as of the Expiration Date; PROVIDED that such renewal shall be subject to and conditioned upon the following (and any consent to the Renewal Request delivered by the Lessor shall be null and void unless all of the following conditions are satisfied):

         (A) on both the Expiration Date then in effect and the date of the Renewal Request, (i) no Lease Event of Default shall have occurred and be continuing, and (ii) the Lessor shall have received a Responsible Officer's Certificate of the Lessee as to the matters set forth in CLAUSE (i) above,

         (B)  the Lessee shall not have exercised the Remarketing Option,

         (C) the Wolverine/Bank Loan and the Matisse/Bank Loan shall, prior to the commencement of the renewal term requested in the Renewal Request and in no event later than the Maturity Date then in effect, be paid in full out of the proceeds of other financing obtained by Lessor, the terms of which shall be satisfactory both to the Lessee and the Lessor in their sole and absolute discretion. Upon repayment in full of the Wolverine/Bank Loan and the Matisse/Bank Loan, all rights of Bank hereunder shall be exerciseable by Wolverine or Matisse, as applicable.

         (b) The renewal of this Lease pursuant to SECTION 21.1(a) shall be on terms and conditions as are set forth in this Lease for the original term, with such modifications thereto, if any, as the parties hereto and to the other Operative Documents may negotiate based upon the current credit information regarding the Lessee, interest rates, market conditions, the condition and value of the Property, and such other factors as such parties may consider relevant. No more than one Renewal Term shall be permitted hereunder.


                                     ARTICLE XXII

         22.1. OPTION TO REMARKET. Subject to the fulfillment of each of the conditions set forth in this SECTION 22.1, the Lessee shall have the option (the "REMARKETING OPTION") to market for the Lessor and complete the sale of all, but not less than all, of the Lessor's interest in the Property on the Expiration Date.

         The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as of the dates set forth below.

         (a) Not later than one hundred eighty (180) days prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable.

         (b) Concurrently with its delivery of the notice described in SECTION 22.1(a), the Lessee shall deliver to the Lessor, Matisse and the Bank an Environmental Audit of the Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion with the consent of Matisse and the Bank and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Property. If such Environmental Audit indicates any material exceptions not disclosed on the Environmental Audit delivered in connection with the Closing Date, the Lessee shall deliver, as a condition to the consummation of the Remarketing Option, a Phase II environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Requirements of Law.

         (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no Lease Event of Default or Lease Default shall occur.

         (d) The Lessee shall have completed or caused to be completed all Modifications, restoration and rebuilding of the Property pursuant to SECTIONS 11.1 and 15.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the Expiration Date (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to
    SECTION 13.1 from complying with any Requirements of Law that involved the extension of the ultimate imposition of such Requirements of Law beyond the last day of the Term.
    Any Liens, Impositions or Requirements of Law affecting the Property that were contested by the Lessee shall have been removed, paid in full or complied with in full before the Expiration Date.

         (e) During the Marketing Period, the Lessee shall, as nonexclusive agent (without compensation) for the Lessor, use commercially reasonable efforts to sell the Lessor's interest in the Property and will attempt to obtain the highest purchase price therefor, which price shall not be less than the Fair Market Sales Value (as evidenced by the appraisal included in the End of Term Report which must be delivered to the Lessor pursuant to
    SECTION 13.2(a) OF THE PARTICIPATION AGREEMENT if the marketing transaction will result in a Shortfall Amount). The Lessee will be responsible for hiring and compensating brokers and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor, Matisse, the Bank and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

         (f) The Lessee shall submit all bids to the Lessor, Matisse and the Bank, and the Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis unless the Lessor, Matisse and the Bank shall otherwise agree in their sole discretion. The Lessee shall solicit bids from one or more bona fide prospective purchasers and shall deliver to the Lessor, Matisse and the Bank not less than sixty (60) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest bid to purchase the Property. No such purchaser shall be the Lessee or any Subsidiary or Affiliate of the Lessee or a Person with which the Lessee or any Subsidiary or Affiliate of the Lessee has an agreement to purchase, lease or otherwise obtain use of the Property after the sale of the Property to such purchaser. The written offer must specify the Expiration Date as the closing date unless the Lessor, Matisse and the Bank shall otherwise agree in their sole discretion.

         (g) In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Property. The Lessee shall have obtained, at its cost and expenses, all required governmental and regulatory consents and approvals and shall have made all filings as required of it by Requirements of Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis, in accordance with the disclaimers set forth in SECTION 8.1, without representation or warranty by the Lessor other than the absence of Lessor Liens, and the purchaser shall release the Lessor from any loss, claim, liability, action, cause of action, cost or expense arising from any Hazardous Condition, Hazardous Activity or Release or relating in any way to Hazardous Substances. Any agreement as to such sale shall be made subject to the Lessee's full performance of its obligations under this ARTICLE XXII.

         (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

         (i) On or prior to the Expiration Date, the Lessee shall cause the Gross Proceeds to be paid to the Bank (or to such other Person as the Bank shall notify the Lessee in writing) and the Lessee shall pay to the Bank (or such other Person) an amount equal to the Residual Value Guarantee Amount, PLUS all Rent and all other amounts under this Lease and the other Operative Documents which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in SECTION 3.4 hereof.

         (j) If the selling price of the Property will result in a Shortfall Amount, then the Lessee shall have caused to be delivered to the Lessor, Matisse and the Bank the End of the Term Report required by SECTION 13.2 OF THE PARTICIPATION AGREEMENT and shall pay to the Bank on or prior to the Expiration Date (or to such other person as the Bank shall notify the Lessee in writing) the amounts required to be paid pursuant to SECTION 13.2 OF THE PARTICIPATION AGREEMENT. If the selling price of the Property will result in a Shortfall Amount which is not fully covered by the amounts paid by the Lessee pursuant to SECTION 13.2 OF THE PARTICIPATION AGREEMENT, then the Lessor may, by a written notice delivered to the Lessee at least ten
    (10) days prior to the Expiration Date, elect to retain the Property, if but only if Lessor shall have obtained the prior written consent of the Bank or, if the Wolverine/Bank Loan and the Matisse/Bank Loan have been paid in full, Matisse, thereto (which consent may be granted or withheld in the Bank's sole and absolute discretion) and shall have paid to the Bank, prior to the delivery of such notice to the Lessee, all sums required to pay the Wolverine/Bank Loan and the Matisse/Bank Loan, plus all accrued but unpaid interest thereon, in full. Such election shall be null and void unless the Lessor shall have obtained such consent of the Bank and paid to the Bank such sums strictly in compliance with the terms set forth in the foregoing sentence. If the Lessor duly makes such an election, the Lessee shall (i) pay to the Lessor on the Expiration Date all Rent accrued through the Expiration Date and the Residual Value Guarantee Amount and portion of the Shortfall Amount which the Lessee would have been required to pay had the Property been sold for the proposed selling price pursuant to the Remarketing Option, (ii) comply with SECTION 19.1 as if the Lessor was an independent purchaser and (iii) take all other actions reasonably requested by the Lessor, at the Lessee's expense, to transfer all interest of the Lessee in the Property to the Lessor.

         (k) The purchase of the Property shall be consummated on or within thirty (30) days prior to the Expiration Date upon completion of the following on such date: (i) the payment by the Lessee of all amounts payable pursuant to PARAGRAPHS
    (h), (i) AND (j) above; (ii) the Lessee's surrender of the Property pursuant to SECTION 22.1(i) and (iii) the delivery to the Bank of the gross proceeds (the "GROSS PROCEEDS") of the sale of the Property (i.e., without deduction for any marketing, closing or other costs, prorations or commissions); PROVIDED, HOWEVER, that if the sum of the Gross Proceeds from such sale plus the Residual Value Guarantee Amount paid by the Lessee pursuant to SECTION 22.1(i) above exceeds the Asset Termination Value as of such date, then the excess shall be paid to the Lessee on the Expiration Date.

         (l) The Lessee shall not be entitled to exercise or consummate the Remarketing Option if a circumstance that would permit the Lessor to require the Lessee to repurchase the Property under SECTION 16.4 exists and is continuing.

         If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, or the Property is not purchased as aforesaid on the Expiration Date (time being of the essence), then the Remarketing Option shall be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee's rights under this SECTION 22.1 shall immediately terminate and the Lessee shall be obligated to pay all sums required to be paid pursuant to SECTION 20.2 on the Expiration Date. Notwithstanding anything to the contrary set forth in this SECTION 22.1, if the selling price for the Property set forth in the written offer from the highest bidder described in SECTION 22.1(f) will result in a Shortfall Amount, then the Lessee hereby grants to the Bank a right of first refusal to purchase the Property upon the same terms and conditions as are set forth in the bid, in accordance with the following terms and conditions: Concurrently with the delivery to Lessor, Matisse and the Bank of the offer submitted by the highest bidder as required by
    SECTION 22.1(f), Lessee shall deliver to the Bank a written notice setting forth the terms and conditions of such offer and stating that the Bank has a right of first refusal to purchase the Property upon the same terms and conditions as are set forth in the bid and in compliance with the terms and conditions otherwise set forth in this SECTION 22.1 (including, without limitation, SECTIONS 22.1 (b), (d), (g) AND (h)). At any time during the ten (10) Business Days following the Bank's receipt of such notice, the Bank may exercise its right of first refusal by giving written notice thereof to the Lessee and the Lessor, whereupon the Bank shall be obligated to purchase, and the Lessor shall be obligated to sell, the Property on such terms and conditions. In no event shall the election by the Bank to exercise such right of first refusal diminish or affect in any manner whatsoever the obligation of the Lessee to pay to the Bank the sums described in SECTION 22.1 (i) AND (j), all of which shall be payable hereunder in connection with a sale to the Bank pursuant to such right of first refusal, the same as if the purchaser had been the highest bidder and not the Bank. The Lessee's exercise of the Remarketing Option shall be null and void if the Lessee fails to deliver to the Bank the notice required hereunder of the Bank's right of first refusal strictly in accordance with the terms hereof, time being of the essence.

         Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

         22.2. CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Basic Rent due on the fifth anniversary of the Closing Date, or if earlier, at the end of the Renewal Term, or on the Expiration Date, as the case may be) shall continue undiminished for the remainder of the Term until the Expiration Date or the consummation of the Remarketing Option. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this ARTICLE XXII.

         22.3. SUPPORT OBLIGATIONS. If, on the Expiration Date or any Termination Date, the Property is not purchased by the Lessee hereunder or by a third party pursuant to the Remarketing Option, the Lessee shall (i) provide the Lessor, effective on the Expiration Date or such Termination Date, as the case may be, with (A) all transferable permits, certificates of occupancy, governmental licenses and authorizations theretofore obtained by Lessee and necessary to use and operate the Property as an operable commercial real estate project, and (B) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of the Property as the Lessor shall request and which Lessee has the power to grant and
(ii) thereafter cooperate with Lessor to obtain for Lessor all other permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Property as an operable commercial real estate project, all of which shall be obtained at Lessee's sole cost and expense. All assignments, licenses, easements, agreements and other deliveries required by CLAUSES (i) AND
(ii) OF THIS SECTION 22.3 shall be in form reasonably satisfactory to the Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.


                                    ARTICLE XXIII

         23.1. HOLDING OVER. If the Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Supplemental Rent that would be payable by the Lessee hereunder were the Lease then in full force and effect and the Lessee shall continue to pay Basic Rent at an annual rate equal to 150% of the average rate of Basic Rent payable hereunder during the Term. Such Basic Rent shall be payable from time to time upon demand by the Lessor. During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this ARTICLE XXIII shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), and nothing contained herein shall be read or construed to relieve the Lessee of its obligations to purchase or remarket the Property on the Expiration Date pursuant to ARTICLE XX or ARTICLE XXII or as preventing the Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to the Lessor at law or in equity or hereunder.

                                     ARTICLE XXIV

         24.1. RISK OF LOSS. Tenant hereby waives the provisions of any and all applicable existing or future laws, ordinances and governmental regulations permitting the termination of this Lease as a result of the damage or destruction of the Property by fire, the elements, casualties, thefts, riots, wars or otherwise, and the Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of any such event.


                                     ARTICLE XXV

         25.1. SUBLETTING AND ASSIGNMENT. The Lessee shall not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person, without the prior written consent of the Lessor and the Bank, which may be withheld in their sole and absolute discretion. Notwithstanding the foregoing, the Lessee may sublease not more than forty percent (40%) of the gross square footage of the Improvements at any time constructed on the Property to any Person, in the ordinary course of business PROVIDED, that the proposed subtenant is not engaged in a business which may diminish the Fair Market Sales Value of the Land (other than in a DE MINIMUS respect), involves any Hazardous Activities more hazardous than those involved in Lessee's use of the Property, involves any Hazardous Conditions more hazardous than those involved in Lessee's use of the Property, involves any violations of Requirements of Law, or might otherwise subject Lessor to liability; the Lessee notifies Lessor and the Bank of such sublease and delivers to Lessor and the Bank a copy of such sublease; and the sublease is on commercially reasonable and arms' length terms and on a form of sublease approved by the Bank, which approval shall not be unreasonably withheld and which approval shall be deemed granted unless written notice of disapproval thereof shall be delivered by the Bank to Lessee within ten (10) days after the delivery of such form to Bank for approval, provided that Lessee accompanies such form with a written notice stating that Bank's approval will be deemed granted unless notice of disapproval is delivered within such period. No assignment, sublease or other relinquishment of possession of the Property shall in any way discharge or materially diminish any of the Lessee's obligations under this Lease, and the Lessee shall remain directly and primarily liable under this Lease as to its rights and obligations or the Property, or portion thereof, so assigned or sublet. Any sublease of the Property shall be expressly subject and subordinate to this Lease, to the rights of the Lessor, Matisse and the Bank hereunder, to the Assignment of Lease-Related Documents, and to the Wolverine/Matisse Deed of Trust, and shall expressly provide for the surrender of the Property (or portion thereof) if, after a Lease Event of Default has occurred, the Lease is terminated. Any such sublease may have a term that extends beyond the Expiration Date of the Term and all potential Renewal Terms, provided, that such sublease must contain a provision that the Lessor shall not be obligated to recognize the rights of the sublessee and that such sublease shall terminate in the event that the Expiration Date occurs or the Lease is earlier terminated without the Lessee purchasing the Property pursuant to ARTICLES XVI, XVII, XIX OR XX HEREOF. No assignee or sublessee shall be permitted to engage in any activities on the Property that are substantially different from those engaged in by the Lessee. The payment of rent to Lessor or acceptance of rent by Lessor from any assignee, sublessee or other Person shall not be deemed to be a waiver by Lessor of any provisions hereof or of any rights against the Lessee. Consent to one subletting where consent is required shall not be deemed consent to any subsequent or further subletting. Lessor may proceed directly against Lessee without the necessity of exhausting remedies against any permitted assignee or sublessee. Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to all subleases entered into by Lessee in accordance with this SECTION 25.1 now or hereafter in effect, including but not limited to all rents and other sums payable to Lessee under each such sublease effective upon any Lease Event of Default. Lessor shall have no obligation to perform, and Lessee shall not by reason of such assignment be relieved of its obligation to perform, any of Lessee's covenants or agreements under this Lease or any covenants or agreements of Lessee, as sublessor, under any such sublease.


                                     ARTICLE XXVI

         26.1. ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "REQUESTING PARTY") or by the Bank, the other of the Lessor or the Lessee (whichever party shall have received such request, the "CERTIFYING PARTY") shall furnish to the Requesting Party or to Matisse and the Bank a certificate signed by a Responsible Officer of the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not it or the other party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party, Matisse or the Bank may reasonably request. Any such certificate furnished pursuant to this
ARTICLE XXVI may be relied upon by the Requesting Party, Matisse, the Bank and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof), Matisse or the Bank.


                                    ARTICLE XXVII

         27.1. RIGHT TO INSPECT. During the Term, the Lessee shall upon reasonable notice from the Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit the Lessor, Matisse, the Bank and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.
So long as Lessee remains in possession of the Property, Lessor or Lessor's representative will, before making any inspection or performing any work on the Property authorized by this Lease, if then requested to do so by Lessee to maintain Lessee's security: (i) sign in at Lessee's security or information desk if Lessee has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification, (iii) permit an employee of Lessee to observe such inspection or work, (iv) agree in advance to keep all processes, methods, products and all other business matters learned in the course of such inspection confidential and secret, and (v) comply with other similar reasonable nondiscriminatory security requirements of Lessee that do not, individually or in the aggregate unreasonably interfere with the inspection or other rights of Lessor, Matisse or Bank authorized by this Lease.

         27.2. NO WAIVER. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                    ARTICLE XXVIII

         28.1. ACCEPTANCE OF SURRENDER. No surrender to the Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations owed to the Bank and Matisse under the Participation Agreement or other Operative Documents and termination of the Bank's Commitment and Matisse's Commitment, the Bank and Matisse, and no act by the Lessor, Matisse or the Bank or any representative or agent of the Lessor, Matisse or the Bank, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                     ARTICLE XXIX

         29.1. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby or of any of the rights accruing to the beneficiary under the Wolverine/Matisse Deed of Trust with any of the interests, estates or rights of the Lessor in or to the Land by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the lessor's or lessee's estate created hereby or any interest in this Lease or such leasehold estate, (b) a beneficial interest in the Lessor, (c) an interest in the Land, and/or (d) any beneficial interest under the Wolverine/Matisse Deed of Trust.


                                     ARTICLE XXX

         30.1. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered in the manner set forth in SECTION 14.3 of the Participation Agreement, shall be effective as set forth in said SECTION 14.3, and shall be addressed to the respective parties in accordance with SCHEDULE 2 to the Participation Agreement, or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than three (3) designees of the other party).

                                     ARTICLE XXXI

         31.1. MISCELLANEOUS. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease, including any right or option described in ARTICLES XV, XVI, XX, XXI OR XXII, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the lineal descendants of Franklin D. Roosevelt, the former president of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         31.2. AMENDMENTS AND MODIFICATIONS. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee and consented to by Matisse and the Bank. In the event of any conflict or inconsistency between the terms hereof and the terms of the Participation Agreement, the Participation Agreement shall control.

         31.3. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         31.4. HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         31.5. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         31.6. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, BUT IF THE BANK HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, THEN SUCH RIGHTS AND REMEDIES UNDER FEDERAL LAW WILL ALSO BE AVAILABLE TO THE BANK.

         31.7. LIMITATIONS ON RECOURSE. The parties hereto agree that the Lessor shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising


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

in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Lessor shall be liable (a) for its own willful misconduct or gross negligence, (b) for liabilities that may result from its breach of the covenants set forth in SECTION 5.1 hereof or in SECTION 10.3(a), (c), (d), (f) OR (h) of the Participation Agreement, or from any misrepresentation of Lessor in SECTION 8.1(a) THROUGH (n) of the Participation Agreement, (c) for any Tax based on or measured by any fees, commission or compensation received by it or
(d) as the other Operative Documents expressly provide that the Lessor shall have personal liability. It is understood and agreed that, except as provided in the preceding proviso: (i) the Lessor shall have no personal liability to Lessee under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; and (ii) all such personal liability of the Lessor to Lessee is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor. This SECTION 31.7 shall not limit any liability of the Lessor to the Bank.

         31.8. ORIGINAL LEASE. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Bank therefor on or following the signature page thereof shall be the original Executed Counterpart of this Lease (the "ORIGINAL EXECUTED COUNTERPART"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         31.9. USURY SAVINGS CLAUSE. Nothing contained in this Lease or the other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee or any other Person in excess of the amount which Lessor may lawfully charge under any applicable usury laws. In the event that Lessor shall collect moneys under this Lease, which are deemed to constitute interest (including, without limitation, the Basic Rent or Supplemental Rent) which would increase the effective interest rate to a rate in excess of that permitted to be charged by Requirements of Law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other amounts owed by Lessee.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LESSOR AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE LESSEE'S RESIDENCE,

MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LESSOR TO BE ENFORCEABLE.

         IN WITNESS WHEREOF, the undersigned have executed this Lease as of the day and year first hereinabove written.

                                       LESSEE:   TRIQUINT SEMICONDUCTOR, INC.,
                                                 a California corporation


                                       By: /s/ Joseph I. Martin
                                           ------------------------------------
                                       Name:   Joseph I. Martin
                                            -----------------------------------
                                       Its:    CFO
                                           ------------------------------------

                                       LESSOR:   WOLVERINE LEASING CORP., a
                                                 Texas corporation


                                       By: /s/ Kristin S. Markham
                                           ------------------------------------
                                       Name:   Kristin S. Markham
                                            -----------------------------------
                                       Its:    Vice President
                                           ------------------------------------

                                    DEFINED TERMS


Certifying Party

Gross Proceeds

Lease

Modifications

Original Executed Counterpart

Purchase Notice

Purchase Option

Purchase Option Price

Remarketing Option

Renewal Option

Renewal Request

Renewal Response Date

Requesting Party

Required Modification

Term

Termination Date

Termination Notice